UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2011

STEWART & STEVENSON LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33836	20-3974034

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 5900, Houston, TX	77002

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 751-2700

None

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 23, 2011, Stewart & Stevenson LLC (“the Company”) acquired 100% of the stock of EMDSI-Hunt Power LLC (“EMDSI”) in an all cash transaction from ITOCHU of Japan for total consideration of approximately $26.5 million, subject to final closing adjustments.  The acquisition was funded from available cash and through borrowings under the Company’s revolving credit facility.  EMDSI, which is based in Harvey, Louisiana, specializes in the marketing and distribution of medium speed diesel engines for marine propulsion, drilling and power generation applications and is a provider of aftermarket parts and service.  Financial statements with respect to EMDSI and related pro forma information are not included in this report and will be filed with the Securities and Exchange Commission within the time period prescribed.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number                                Description
99.1                      Press release issued March 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON LLC

By:	/s/ John B. Simmons
John B. Simmons
Chief Financial Officer

March 29, 2011